Exhibit 10.1

GENERAL AGREEMENT

THIS AGREEMENT, made this 10th day of March 2003, by and between Amerikal Nutraceutical Corporation (First Party) and Dover Heights Enterprises Ltd. (Second Party).

WITNESSETH, That in consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, the First Party does hereby covenant and agree that it shall for a period of five years:

I                                            Pay to Second Party a commission of 15% of all sales to Asia.

II                                        To pay Second Party for the marketing expenses up to 20% of the sales amount.

III                                    To reimburse Second Party for any third party expenses.

IV                                    To reimburse Second Party for traveling and storage charges.

And, the Second Party covenants and agrees that it shall:

I                                            Get the sales as much as possible.

II                                        To maintain a good relationship with all the clients to ensure that all of the requirements of the health department are fulfilled.

Other terms to be observed by and between the parties:

The first party agrees to deliver the goods on time and with the quality as agreed. The second party agrees to let the first party know immediately of any problem that may arise from the selling of the products.

The parties further agree that this Agreement may be terminated with thirty days written notice by either party. In the event of termination all fees, commissions, expenses along with all third party expenses and any expenses for traveling and storage are to be paid in full and thereafter neither party shall have any liability to the other.

This Agreement shall be binding up on the parties, their successors, assigns, and personal representatives. Time is of the essence on all undertakings. This Agreement shall be enforced under the laws of the State of California. This document contains the entire agreement between the parties and supercedes all prior documents and conversations.

Signed on the day and year first written above.

/s/ [ILLEGIBLE]
First Party
For and on behalf of
Dover Heights Enterprises Ltd

/s/ [ILLEGIBLE]
Authorized Signature(s)
Second Party